Exhibit 99.1

FOR IMMEDIATE RELEASE

Vaccine Candidate Potentially Effective Against Ebola In Large Trial In Guinea
VSV-ZEBOV Interim Data Released

AMES, Iowa - July 31, 2015 -- NewLink Genetics Corporation (NASDAQ: NLNK) today announced that the international partnership studying the VSV-ZEBOV (Ebola) vaccine candidate in Guinea has released interim data suggesting that it is effective against Ebola in a large clinical trial. According to the announcement, the interim results suggest that the vaccine candidate demonstrates efficacy within about 10 days of administration to a person without the infection.

The VSV-ZEBOV (Ebola) vaccine candidate was originally developed by the Public Health Agency of Canada (PHAC), and was subsequently licensed to a subsidiary of NewLink Genetics. In late 2014, Merck licensed the vaccine from NewLink Genetics to apply Merck’s vaccine expertise to help accelerate the development of this promising candidate. Merck is now responsible for research, development and manufacturing of the rVSV-ZEBOV vaccine.

"NewLink appreciates the tremendous support for these studies from our many collaboration partners, including Merck, the government of Canada and the U.S. Department of Health and Human Services (Centers for Disease Control, the National Institutes of Health and the Biomedical Advanced Research and Development Authority), and especially the U.S. Department of Defense, which provided funding for the development and manufacturing of the vaccine, the World Health Organization, and the many other organizations that stepped forward in the crisis to support the development of this vaccine and the clinical studies in Africa," said Dr. Charles Link, Chairman, Chief Executive Officer, and Chief Scientific Officer of NewLink Genetics. "We hope that the interim data published today contribute to the successful registration of our vaccine candidate, which we believe can play an important part in diminishing the threat of Ebola."

Because of the Ebola crisis, a large team was assembled which included scientists, physicians, epidemiologists and other experts from the World Health Organization (WHO), Norway, Canada, Guinea, Doctors without Borders, the Universities of Florida, Maryland and Bern, and the London School of Hygiene & Tropical Medicine. Funding for the trial came from the Wellcome Trust, Norway, Canada, WHO, and Doctors without Borders. NewLink Genetics and Merck (known as MSD outside the United States and Canada), one of the world’s leading vaccine and pharmaceutical companies, provided the vaccine. Scientists from NewLink Genetics and Merck also gave detailed technical support on the vaccine and its administration to field trial staff.

The international partnership’s statement can be found in a joint announcement of the Wellcome Trust, the London School of Hygiene & Tropical Medicine, the Norwegian Institute of Public Health, Doctors Without Borders, Merck, the Public Health Agency of Canada, the Lancet, and Ministère de la Santé et de l'Hygiène Publique de Guinée.

Exhibit 99.1

About NewLink Genetics Corporation
NewLink Genetics is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve treatment options for patients with cancer. NewLink Genetics’ portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink Genetics’ product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “potential,” “will,” “could,” “should,” “seek” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in “Risk Factors” and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics’ views as of any date subsequent to the date of this press release.

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Corporate Contact:
Jack Henneman
Chief Financial Officer, NewLink Genetics
515-598-2561
Investor@linkp.com

Investors:
Donna LaVoie
LaVoieHealthScience
617-374-8800, ext. 107
dlavoie@lavoiehealthscience.com

Media:
David Connolly
LaVoieHealthScience

Exhibit 99.1

617-374-8800, ext. 108
dconnolly@lavoiehealthscience.com